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                                                               EXHIBIT 10.1

[FIRST UNION GRAPHIC]



ATLANTA, GEORGIA                                               US $5,000,000.00

                                                                   JULY 31, 1997


                            REVOLVING CREDIT NOTE


         FOR VALUE RECEIVED, the undersigned, THE ENSTAR GROUP, INC., a Georgia corporation ("Borrower"), promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association, its successors and assigns (hereinafter, together with all subsequent holders of this Note, called "Bank"), whose address is 999 Peachtree Street, Atlanta, Georgia 30309, Attention: Portfolio Management, on or before the Maturity Date (hereinafter defined), the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000), or so much thereof as may actually be advanced hereunder, together with interest on the unpaid principal balance from time to time outstanding at a rate per annum as set forth herein.

                           ARTICLE 1. DEFINED TERMS

         For purposes hereof:

         1.1 "ADJUSTED EURODOLLAR RATE" means shall mean, for any particular Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the Eurodollar Rate for such Interest Period divided by, for each day on which Bank is required to maintain reserves in respect to Eurocurrency Liabilities, that percentage equal to 1 minus the Eurodollar Reserve Percentage for such Interest Period.

         1.2 "APPLICABLE RATE" means the interest rate in effect hereunder from time to time. In the event that more than one interest rate is in effect at any one time, each such rate shall be the Applicable Rate with respect to the amount of this Note for which such rate is in effect.

         1.3 "BUSINESS DAY" shall mean (a) a day on which banks are open for the conduct of banking business in Atlanta, Georgia and (b) if such day relates to a borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Fixed Rate Portion, or a notice by Borrower with respect to any such borrowing, payment, prepayment, conversion or Interest Period, a day which is also a day on which dealings in United States Dollars are carried out in the London interbank market.





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         1.4  "DEFAULT" shall mean the occurrence of any event or condition that with the passage of time or giving of notice, or both, would constitute an Event of Default.

         1.5 "EFFECTIVE DATE" shall mean, the date designated in any Fixed Rate Request as the date that a Portion covered thereby shall begin to bear interest at a rate set forth in Section 2.2(a)(i) hereof. The Effective Date specified in such Fixed Rate Request shall be the first day of the Interest Period applicable to the Fixed Rate Portion so requested.

         1.6  "EVENT OF DEFAULT" shall have the meaning assigned to the term in
Section 4.1 hereof.

         1.7 "EURODOLLAR RATE" shall mean, for any Interest Period for any Fixed Rate Portion, the average rate per annum (determined solely by the Bank and rounded upwards, if necessary, to the next higher 1/100 of 1%) at which deposits in United States Dollars are offered to Bank by brokers in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount equal to the Fixed Rate Portion so requested and for a period equal to such Interest Period.

         1.8 "EURODOLLAR RESERVE PERCENTAGE" shall mean, for any Interest Period, the maximum reserve requirement percentage (expressed as a decimal), including any supplemental, marginal or emergency reserves as in effect from time to time, imposed by the Board of Governors of the Federal Reserve System (or any successor) on liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to the Interest Period selected, and in an amount at least equal to the outstanding loan balance accruing interest at the "Adjusted Eurodollar Rate," but subject to any changes in such reserve requirement becoming effective during the Interest Period.

         1.9 "EUROCURRENCY LIABILITIES" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be in effect from time to time.

         1.10 "FIXED RATE" shall mean the rate of interest applicable to a Fixed Rate Portion.

         1.11 "FIXED RATE PORTION" shall mean all or any portion of the Loan designated by Borrower to bear interest at the rate set forth in Section 2.2(a)(i) hereof.

         1.12 "FIXED RATE REQUEST" shall mean the request of Borrower made pursuant to Section 2.3 hereof to have all or any portion of the outstanding Loan bear interest at the rate set forth in Section 2.2(a)(i) hereof.

         1.13 "INTEREST PERIOD" means a period of seven, thirty, sixty or ninety days as selected by Borrower; provided however, in no event shall any Interest Period extend beyond the Maturity Date.



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         1.14 "LOAN" means the loan advanced under this Note and evidenced hereby and by the other Loan Documents (hereinafter defined).

         1.15 "LOAN DOCUMENTS" means the Stock Pledge Agreement, this Note, the Financing Agreements (as defined in the Stock Pledge Agreement), and all other documents, agreements and instruments executed or delivered in connection herewith or therewith.

         1.16 "MATURITY DATE" means July 30, 1998, or such earlier date on which this Note shall become due by acceleration by Bank, by prepayment notice from Borrower, or otherwise.

         1.17 "OBLIGATIONS" shall mean the Loan and any and all other indebtedness, liabilities and obligations of Borrower to Bank or its affiliates of every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Bank or its affiliates, all indemnification obligations and all future advances made to or for the benefit of Borrower), whether arising under this Note, the other Loan Documents, or under any other financing arrangement entered into by Borrower and Bank or its affiliates prior to the date hereof or after the date hereof, whether arising by reason of an extension of credit, opening of a letter of credit, loan, lease, credit card arrangement, guaranty, indemnification or in any other manner, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired.

         1.18 "PERSON" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, body corporate and politic, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, public corporation, division, agency, body or department thereof).

         1.19 "PORTION" shall mean either a Fixed Rate Portion or a Prime Rate Portion, as the context may require.

         1.20 "PRIME RATE PORTION" shall mean all or any portion of the outstanding Loan, which Borrower has not designated to bear interest at the rate set forth in Section 2.2(a)(i) hereof.

         1.21 "PRIME RATE" shall mean the rate announced from time to time by Bank as the prime rate of Bank. The Prime Rate is one of several interest rate bases used by Bank, and Bank makes loans both above and below the Prime Rate.

         1.22 "REGULATORY CHANGE" shall mean the adoption on or after the date hereof of any applicable federal, state, or foreign law, rule or regulation or any change after such date in any such federal, state or foreign law, rule or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), or any adoption or change in the interpretation or administration thereof by any court, governmental authority, central bank or comparable agency or monetary authority charged with the interpretation or



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administration thereof, or compliance by Bank with any request or directive made after such date (whether or not having the force of law) of any such court, authority, central bank or comparable agency or monetary authority.

         1.23 "STOCK PLEDGE AGREEMENT" means the Amended and Restated Stock Pledge Agreement dated even date herewith between Borrower and Bank, as amended, modified, supplemented or restated from time to time.


                             ARTICLE 2. INTEREST

         2.1 CALCULATION OF INTEREST. Interest based on a 360-day year will be accrued on the number of days that funds are actually outstanding, and shall be calculated on a daily basis.

         2.2 INTEREST RATE. (a) The outstanding principal amount of the Loan shall bear interest, calculated daily on the basis of the 360-day year and actual days elapsed, from the date thereof until paid in full at the following rates:

              (i) the outstanding principal amount of each Fixed Rate Portion shall bear interest at a fixed rate of interest equal to the Adjusted Eurodollar Rate, plus six tenths of one percentage point (.60%);

              (ii) the outstanding principal amount of each Prime Rate Portion shall bear interest at a fluctuating rate per annum equal to the Prime Rate; and

              (iii) the principal amount of any payment which is not made when due (whether at its stated maturity or by reason of acceleration) shall bear interest at the Default Rate.

The Loan shall initially bear interest as a Fixed Rate Loan for an Interest Period of 90 days and Borrower shall not be required to submit a Fixed Rate Request for such initial Interest Period. The interest rate in effect on the date hereof is ____________% per annum.

              (b) Accrued interest shall be payable: (i) in the case of Prime Rate Portions, monthly on the first day of each month hereafter for the previous month, commencing September 1, 1997; (ii) in the case of a Fixed Rate Portion, on the last day of the Interest Period therefor (provided, however, for any 60 day Interest Period, accrued and unpaid interest shall also be payable in full on the 30th day of such Interest Period and, for any 90 day Interest Period, accrued and unpaid interest shall also be payable in full on the 30th and 60th days of such Interest Period); (iii) in the case of any Portion, upon the payment or prepayment of all or any such Portion of the Loan included therein or the conversion of such Portion to a Portion of another type (but only on the principal amount so paid, prepaid or



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converted),and (iv) in the case of any Portion, interest payable at the Default
Rate shall be payable from time to time on demand.

         2.3 FIXED RATE REQUESTS. Borrower may request that all or any portion of the outstanding Loan bear interest at the rate set forth in Section 2.2(a)(i) for a specified Interest Period by delivering to the Bank a Fixed Rate Request, not later than 10:00 a.m. Atlanta, Georgia time, at least three (3) Business Days prior to the Effective Date of the change to such rate. Each Fixed Rate Request shall either be oral, with prompt written confirmation, or in writing, with such written confirmation or writing to be substantially in the form of Exhibit A attached hereto; shall be irrevocable; shall be effective upon receipt by Bank; and shall specify: (a) the amount of such Fixed Rate Portion (which shall be not less than $500,000 and shall be an integral multiple of $100,000);
(b) whether such Fixed Rate Request will effect a continuation of a Fixed Rate Portion currently outstanding; (c) the Effective Date of the Interest Period with respect to such Fixed Rate Portion (which shall be a Business Day and, if such Fixed Rate Portion is a continuation of a Fixed Rate Portion then outstanding, shall not be prior to the last day of the then-applicable Interest Period for such outstanding Fixed Rate Portion); and (d) the length of the Interest Period.

         2.4 INTEREST PERIOD. The Interest Period for any Fixed Rate Portion shall commence on the Effective Date of such Fixed Rate Portion as specified in the Fixed Rate Request applicable thereto and shall continue for the applicable Interest Period specified in such Fixed Rate Request. If any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day, unless the result of such extension would be to extend such Interest Period into the calendar month following the calendar month in which it would otherwise terminate, in which event such Interest Period shall end on the immediately preceding Business Day.

         2.5 LIMITATION ON INTEREST PERIODS; PORTIONS. Borrower may not select any Interest Period with respect to the Loan which begins before and ends after Maturity Date. The Borrower shall not have outstanding at any one time more than five (5) Fixed Rate Portions.

         2.6 PREPAYMENT FEES. Borrower shall have the right to prepay any Fixed Rate Portion or Prime Rate Portion at any time provided:

             (i) Borrower has, at least 10 days prior to the date of such prepayment, advised the Bank in writing of Borrower's intention to make such prepayment. This advice of prepayment shall set forth the amount of the prepayment and the date upon which such prepayment will be made; and

             (ii) Borrower pays to Bank, at the time of such prepayment, such amount as Bank has, prior to the prepayment date, advised Borrower, in writing, is the amount of the "Bank's loss" due to such prepayment.



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         As used in this Section 2.6, the term "Bank's loss" shall mean Bank's continued interest costs on the amount of principal prepaid until the expiration of the term of such prepaid Fixed Rate Portion, plus the unamortized portion of any fees paid by Bank for the funds used in said Interest Period for such Fixed Rate Portion, less the amount Bank could earn if the prepaid amount were to be invested by Bank in United States Treasury Bills for a comparable period. The determination of ""Bank's loss" and such other costs, fees and penalties due Bank hereunder shall be made by Bank in good faith using such methodology as Bank deems appropriate and customary under the circumstances and shall be conclusive absent manifest error. The provisions of this paragraph shall apply with respect to any Fixed Rate Portion prepaid by Borrower prior to the last day of the applicable Interest Period as a result of the acceleration by Bank of the outstanding principal balance hereof.

         2.7 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it shall become unlawful for Bank to obtain funds in the London interbank market or for Bank to maintain a Fixed Rate Portion, then Bank shall promptly notify Borrower whereupon (a) the right of Borrower to request a Fixed Rate Portion shall thereupon terminate, and (b) any Fixed Rate Portion then outstanding shall commence to bear interest at the rate applicable to Prime Rate Portions or at such other rate as Bank and Borrower may agree upon on the last day of the then-applicable Interest Period or at such earlier time as may be required by law.

         2.8 INDEMNITY. Borrower agrees to indemnify Bank and to hold it harmless from any loss or expense which it may sustain or incur as a consequence of failure by Borrower to consummate any Fixed Rate Request, including, without limitation, any such loss or expense arising from interest or fees payable by Bank to Banks of funds obtained by it in order to maintain any Fixed Rate Portion. Bank shall promptly notify Borrower of any amount payable by Borrower to Bank pursuant to this Section 2.8 hereof and a certificate of Bank, setting forth in reasonable detail the computation of the amounts specified, shall be conclusive, absent manifest error, as to the amounts owed.

         2.9 INABILITY TO DETERMINE FIXED RATE. In the event that Bank determines (which determination shall be conclusive) that, by reason of circumstances affecting the London interbank market, quotation of interest rates for the relevant deposits referred to in the definitions of the "Eurodollar Rate" herein are not being provided in the relevant amounts or for the relevant maturities for the purpose of determining a rate of interest for any Fixed Rate Portion, then Bank shall promptly notify Borrower whereupon the right of Borrower to request a Fixed Rate Portion shall thereupon be suspended until such time as Bank again can determine a rate of interest for Fixed Rate Portions.

         2.10 EXPIRATION OF INTEREST PERIOD. Upon the expiration of the Interest Period for any Fixed Rate Portion, unless Bank has received from Borrower a new Fixed Rate Request with respect thereto, such Fixed Rate Portion shall be converted automatically to a Prime Rate Portion.




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         2.11 INCREASED COSTS/CAPITAL ADEQUACY. The Borrower agrees that if: (a)
after the date hereof, Bank shall have determined that the adoption of any applicable law, rule or reegulation or any change therein, or any change in the interpretation or administration thereof by any court or any administrative or governmental authority or central bank or comparable agency charged with interpretation or administration thereof (or compliance by Bank with any request or directive of any such court, authority or central bank (whether or not having the force of law)), shall either impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against the Loan or the participation of Bank therein or impose on Bank any other condition regarding the Loan, or (b) after the date, Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any court or any administrative or governmental authority or central bank or comparable agency charged with the interpretation or administration thereof (or compliance by Bank with any request or directive regarding capital adequacy (whether or not having the force of law)) of any such authority, central bank or comparable agency, relating generically to loans of the category applicable to the Loan, or (c) there shall occur any change after the date in the basis of taxation of payments to Bank of any amount owing to the Bank hereunder (except for a change in the rate of taxation on the overall net income of Bank), and the result of any event referred to in subsection (a), (b) or (c) above shall be to increase the cost to Bank of making or maintaining the Loan or to reduce the rate of return on capital with respect to the Loan to a level below that which the Loan could have achieved but for such adoption, change or compliance (and, with respect to capital adequacy, taking into consideration Bank's internal policies with respect thereto), then, within 30 days of demand by Bank (which shall be made within 180 days of the occurrence of any such event referred to in clause (a), (b) and (c) above), Borrower shall pay to Bank additional amounts which shall be sufficient to compensate Bank for such increased cost, tax or reduced rate of return, together with interest on such amount from the date fifteen days after the date Borrower receives the statement(s) referred to in the next sentence to the date Borrower pays such increased cost, tax or reduced rate of return in full at the Prime Rate. At the request of Borrower, Bank shall deliver to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive as to the amounts of increased cost in funding or maintaining the Loan absent manifest error.

         2.12 LATE FEES.If any payment of principal or interest under the Loan is made more than fifteen (15) days after the due date thereof, Borrower shall pay to Bank a late payment fee of the lesser of (a) five percent (5%) of the overdue amount or (b) $1,750; provided, however, that the acceptance of such a fee by Bank shall not be construed as or deemed to be a waiver of any Default or Event of Default under the Loan Agreement or any other Loan Document.

              ARTICLE 3. REVOLVING LOANS, PAYMENT AND PREPAYMENT

         3.1 REVOLVING LOANS. So long as no Default or Event of Default has occurred and is continuing hereunder, and during the period from the date hereof through the day prior to the Maturity Date, Bank, by its acceptance hereof, but subject to the limitations set forth in the



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Stock Pledge Agreement, shall make advances to Borrower hereunder from time to time, as requested by Borrower, in amounts up to $5,000,000 outstanding at any one time. Subject to the limitations and conditions set forth herein, Bank agrees, by its acceptance hereof, that Borrower may borrow, repay principal borrowed and reborrow principal repaid under this Note up to such principal amount. Borrower shall submit requests for advances hereunder in accordance with Bank's reasonable and customary requirements from time to time.

         3.2      PAYMENT.

                  (a) Interest shall be payable in amounts and on the dates set forth in Article 2 hereof.

                  (b) The outstanding principal balance hereunder and all accrued and unpaid interest hereunder shall be due and payable in full on the Maturity Date.

                  (c) Whenever any payment due hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise provided in Section 2.4 hereof) and, with respect to payments of principal, interest thereon shall continue to accrue and shall be payable at the applicable rate during such extension.

         3.3 PLACE OF PAYMENT. All payments hereunder shall be made to Bank at Bank's address set forth in the first paragraph on page 1 of this Note, or at such other address as Bank may from time to time designate in writing to Borrower. All amounts payable hereunder are payable in lawful money of the United States of America.

         3.4 APPLICATION OF PAYMENTS. Prior to the occurrence of an Event of Default, all payments on this Note shall be applied first to the payment of accrued but unpaid interest, and any remainder shall be applied to reduction of the principal balance hereof. Bank's books and records shall be presumed correct as to the sums outstanding hereunder 45 days after Borrower has been provided any statement of Loan balances and payments and has failed to object to the same within such period, except in the case of manifest error. After the occurrence of an Event of Default, payments on this Note shall be applied to interest, principal, costs of collection and any other amounts payable hereunder or under the Stock Pledge Agreement as Bank may in its sole and absolute discretion direct.

         3.5 COSTS OF COLLECTION. Borrower agrees to pay all costs of collection hereof when incurred, including reasonable attorneys' fees actually incurred, whether or not any legal action shall be instituted to enforce this Note.





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         3.6      PREPAYMENT.

                  (a) Subject to Section 2.6 hereof, Borrower shall have the right to prepay this Note in whole at any time or in part from time to time without premium or penalty.

                  (b) If any such prepayment is only a partial payment of the then outstanding principal balance hereof, such prepayment shall be accompanied by the payment of all accrued but unpaid interest on the portion of the outstanding principal balance of the Note being so paid through the date the prepayment is made. For same day credit all monies shall be received by Bank at Bank's address as set forth in Section 3.2 hereof, at or before 2:00 p.m., Eastern Standard Time or Eastern Daylight Time (as applicable); all monies received after such time shall be deemed received on the following Business Day and the outstanding principal shall continue to accrue interest at the Applicable Rate to the date funds are deemed received. No partial prepayment shall affect the obligation of Borrower to make any payment of principal or interest due hereunder on the date set forth in this Note, until this Note has been paid in full.

                  (c) Borrower shall have the right to prepay any Fixed Rate Portion only upon payment to Bank, at the time of such prepayment, of an amount equal to the "Bank's loss" (as determined pursuant to Section
         2.6 hereof).

                       ARTICLE 4. DEFAULT AND REMEDIES

         4.1 EVENTS OF DEFAULT. Each of the following events shall constitute an "Event of Default":

                  (a) If Borrower shall fail, refuse or neglect to pay, in full, any installment or portion of the indebtedness evidenced hereby within 5 days of the date the same shall become due and payable, whether at the due date thereof stipulated herein, or at a date fixed for prepayment, or by acceleration or otherwise.

                  (b) The occurrence of any "default" or "event of default" under (and as defined in) any other Loan Document.

                  (c) If Borrower should default in the payment or performance of any other Obligation and fail to cure the same within 15 days after notice from Bank of such default.

                  (d) Borrower shall (i) make an assignment for the benefit of its creditors; (ii) admit in writing its inability to pay its debts when they become due; (iii) file or have filed against it a petition or any other pleading instituting a case under any bankruptcy, insolvency, reorganization, arrangement, or other debtor relief law, and, in the case of any involuntary proceeding, the same is not discharged or dismissed within 45 days of



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         the filing thereof; (iv) appoint or consent to the appointment of a receiver, conservator, liquidating agent, or committee; or (v) take any action for the purpose of effecting any of the foregoing.

                  (e) Borrower shall provide any representation, warranty or information to Bank (i) that is materially false when made or provided or (ii) that becomes materially false as a continuing representation or warranty or as continuing information.

                  (f) Borrower shall fail to comply with or perform any covenant, provision, term or condition of any Loan Document and shall fail to cure the same within any applicable cure period provided for therein (or if no such cure period is so provided, within 15 days of the occurrence thereof).

                  (g) Any judgment, writ of execution, attachment or garnishment or any judgment lien, or any other legal process, be issued for an amount in excess of $500,000 against Borrower or any of its property, unless the same shall have been dismissed, bonded over or stayed within 30 days of the issuance of the same.

                  (h) Borrower shall (i) default (as principal of or guarantor or other surety) in the payment of any principal of, or premium, if any, or interest on, or other payment with respect to any indebtedness or (ii) default with respect to any of the terms of any of such indebtedness or of any agreement relating thereto, and such default or event of default gives the holder of the obligation (x) the right to accelerate such indebtedness (whether or not such holder has, in fact, accelerated such indebtedness), or (y) the right to take action with respect to any collateral therefor.

                  (i) A notice of lien, levy or assessment is filed of record with respect to all or any of any Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency which adversely affects the priority of the liens and security interests granted to Bank under the Loan Documents.

                  (j) (i) If any Person (or two or more Persons acting in concert), other than Nimrod T. Frazer, shall acquire "beneficial ownership" within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, directly or indirectly, capital stock or securities of Borrower representing 25% or more of the aggregate voting power of all classes of capital stock and securities of Borrower entitled to vote for the election of directors or (ii) during any twelve-month period (commencing both before and after the date hereof), individuals who at the beginning of such period were directors of Borrower shall cease for any reason (other than death or mental or physical disability) to constitute a majority of the board of directors of Borrower.

         4.2 DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, at Bank's option after written notice to Borrower, the Applicable Rate shall become



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the Prime Rate plus two percent (2%) per annum (the "Default Rate"). This
Section shall not be deemed to be a waiver of Bank's right to accelerate payment of this Note under the terms hereof.

         4.3 ACCELERATION; OTHER REMEDIES. Upon the occurrence or existence of any Event of Default, and during the continuation thereof, without prejudice to the rights of Bank to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of the obligations hereunder, Bank shall have the following rights and remedies, in addition to any other rights and remedies available to Bank at law, in equity or otherwise:

                  (a) In the event of the occurrence of (i) an Event of Default set forth in Section 4.1(d) hereof, the Loan shall automatically and immediately terminate and the Obligations shall automatically and immediately become due and payable; and (ii) any other Event of Default, Bank, at its option, may terminate the Loan and declare all of the Obligations to be immediately due and payable, whereupon all of the Obligations shall become immediately due and payable, in either case without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding and, in connection therewith, the Obligations shall, automatically and without notice to Borrower, commence to bear interest, until paid in full, at the Default Rate.

                  (b) The right to set-off, without notice to Borrower, any and all deposits at any time credited by or due from Bank to Borrower, whether in a general or special, time or demand, final or provisional account or any other account or represented by a certificate of deposit and whether or not unmatured or contingent. Bank shall promptly give Borrower notice of any such action.

                  (c) All of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in Georgia from time to time or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Note, and in any of the other Loan Documents.

                  (d) The right to sell or to otherwise dispose of all or any of the collateral for the Obligations in accordance with the Stock Pledge Agreement and applicable law. The proceeds realized from the sale of any collateral shall be applied first to the costs, expenses and attorneys' fees and expenses incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations. Any surplus shall be paid to Borrower. If any deficiency shall arise, Borrower shall remain liable to Bank therefor.

                  (f) Any notice required to be given by Bank of a sale, lease, other disposition of any collateral for the Obligations or any other intended action by Bank, given to Borrower



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in the manner set forth in Section 5.4 below, at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

         4.4 NO WAIVER. Failure to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to any other event. The acceptance by Bank of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of Bank.


                           ARTICLE 5. MISCELLANEOUS

         5.1      WAIVERS.

                  (a) Except as otherwise specifically provided in the Loan Documents, Borrower and any endorsers or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof. Borrower and any endorsers or guarantors hereof agree that the time for any payments hereunder may be extended from time to time without notice and consent to the acceptance of further security or the release of any existing security for this Note, all without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note even though Borrower is not a party to such agreement.

                  (b) Borrower hereby waives and renounces, to the extent same may be waived and renounced, for itself, its legal representatives, successors and assigns, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided or which may hereafter be provided by the Constitution and the laws of the United States and of any state, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

         5.2 LOAN DOCUMENTS. This Note is issued pursuant to the Loan Documents and is secured, inter alia, by the Stock Pledge Agreement. All of the agreements, conditions, covenants, warranties, representations, provisions and stipulations made by or imposed upon Borrower under the other Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully inserted herein, and Borrower covenants and agrees to keep and perform the same, or cause them to be kept and performed, strictly in accordance with their terms.

         5.3 BORROWER. The term "Borrower" as used in this Note shall mean and have reference to, collectively, all parties and each of them directly or indirectly obligated for the indebtedness evidenced by this Note, whether as principal, maker, endorser, guarantor, or otherwise, together with the respective heirs, administrators, executors, legal representatives, successors and assigns of each of the foregoing.

         5.4 NOTICE. All notices or other communications required or permitted to be given pursuant to this Note shall be in writing and shall be considered properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by prepaid telegram, telex or facsimile transmission. Notice so mailed shall be effective three (3) days after its deposit. Notice may be given in any other manner, but such notice shall be effective only if and when received by the addressee. For purposes of notice, the address and facsimile number of Borrower shall be the address and facsimile number listed on the final page of this Note, and Bank's address shall be 999 Peachtree Street, Atlanta, Georgia 30309, Attention: Portfolio Management (for notice delivered by personal delivery or telegram), and P.O. Box 740074, Mail Code 9030, Atlanta, Georgia 30374 (for notice delivered by registered or certified mail), and Bank's facsimile number shall be (404) 827-7119; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of written notice to the other party in the manner set forth hereinabove.

         5.5 GOVERNING LAW. This Note shall be governed by and construed according to the laws of the State of Georgia, except that United States federal law shall govern to the extent that it permits Bank to contract for, charge or receive a greater amount of interest, and giving effect to all other United States federal laws applicable to national banks. It is expressly stipulated and agreed to be the intent of Borrower and Bank at all times to comply with the applicable law now or hereafter governing the interest payable on this Note or the Loan. If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note, or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if Bank's exercise of the option herein contained to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower's having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Bank's express intent that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Bank for the use, forbearance or detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the Loan for so long as debt is outstanding under the Loan.

         5.6 SEVERABILITY. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         5.7 TIME OF THE ESSENCE. BORROWER AGREES THAT TIME IS OF THE ESSENCE IN THE PERFORMANCE OF ALL OBLIGATIONS HEREUNDER.

         5.8 CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA OF ANY CLAIM, DEMAND, PROCEEDING, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE, ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER AND BANK WITH RESPECT TO THIS NOTE, ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER ACKNOWLEDGES AND AGREES THAT THE WITHIN CONSENT AND WAIVER ARE MATERIAL INDUCEMENTS TO BANK TO MAKE THE LOAN. BORROWER HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF GEORGIA MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO BORROWER IN ACCORDANCE WITH SECTION 5.4 HEREOF.


         5.9 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loan solely to repurchase shares of its outstanding capital stock and to pay Borrower's costs incurred in connection with the transaction.

         IN WITNESS WHEREOF, this Note has been duly executed under seal in Atlanta, Georgia on the date first above written.



                                             BORROWER:


                                             THE ENSTAR GROUP, INC.

                                             By: /s/ Nimrod T. Frazer
                                                --------------------------------
                                             Title: Chairman, Pres. & CEO
                                                   -----------------------------
                                                             [SEAL]

                                             Borrower's Address:

                                             172 Commerce Street - 3rd Floor
                                             -----------------------------------
                                             Montgomery, Alabama 36104
                                             -----------------------------------

                                             Borrower's Tax ID Number:
                                                     63-0590560
                                             -----------------------------------


                                             Borrower's facsimile number:

                                                     334/834-2530
                                             -----------------------------------

                                  EXHIBIT A

                              Fixed Rate Request



First Union National Bank
999 Peachtree Street, N.E.
Atlanta, Georgia  30309
Attn: _________________

         Re: Promissory Note dated July __, 1997 (the "Note") from The Enstar Group, Inc. (the "Borrower"), and First Union National Bank ("Bank")

Gentlemen:

         This Fixed Rate Request is delivered in accordance with Section 2.3 of the Note. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note.

         Borrower hereby [irrevocably requests] [confirms its irrevocable oral request] for the following Fixed Rate Portion:

         1.       Amount of Fixed Rate Portion of Loan:  $
         [$500,000 MINIMUM; $100,000 MULTIPLES]

         2.       Effective Date:                             , 19

         3.       Such Portion [check one]     is     is not a continuation of
                                          -----  -----
a previous Fixed Rate Portion.

         4.       The Interest Period is ___ [7, 30, 60 or 90] days.

The Borrower hereby confirms to the Bank that as of the date hereof, no Event of Default has occurred and is continuing, nor has there occurred any event or condition that with the passage of time or giving of notice, or both, would constitute an Event of Default.

                                                     Very truly yours,

                                                     THE ENSTAR GROUP, INC.

                                                     By:
                                                        ------------------------
                                                     Title:
                                                           ---------------------